CKE RESTAURANTS, INC. AND SUBSIDIARIES
EXHIBITS AND REPORTS ON FORM 8-K
(Dollars in thousands)

EXHIBIT 99.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO 18 U.S.C. §1350

The undersigned hereby certifies that he is the duly appointed and acting Chief Executive Officer of CKE Restaurants, Inc., a Delaware corporation (the “Company”), and hereby further certifies as follows.

1.  The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2.  The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

Date: December 4, 2002	/s/ ANDREW F. PUZDER

Andrew F. Puzder Chief Executive Officer